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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pennsylvania Crusher Corporation:

We consent to the incorporation by reference in the Registration Statements No. 333-52523, 333-26531, 33-07921, 33-39039, 33-39040, 33-08043 and 2-72898 on Form
S-8 of K-Tron International, Inc. of our report dated January 22, 2003, with respect to the consolidated balance sheet of Pennsylvania Crusher Corporation and subsidiary as of December 31, 2002, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended, which appears in the Form 8-K/A of K-Tron International, Inc. dated March 17, 2003.

The 2001 and 2000 consolidated financial statements of Pennsylvania Crusher Corporation and subsidiary as listed in the accompanying index were audited by other auditors who ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated January 17, 2002.

                                  /s/ KPMG LLP

Philadelphia, Pennsylvania
March 14, 2003